Execution version.

Exhibit 99.5

AMENDMENT

TO

OPTION AGREEMENT

In Santiago de Chile, as of [●] 2018, by and among, on one hand:

INVERSIONES FREIRE S.A., formerly “Inversiones Freire Limitada” (“Freire One”), a corporation organized under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, 18th Floor, Las Condes, Santiago, Tax Identification Number 96.450.000-2, herein represented by Mr José Antonio Garcés Silva (senior) and Mr José Domingo Eluchans Urenda;

INVERSIONES FREIRE DOS S.A., formerly “Inversiones Freire Dos Limitada” (“Freire Two”), a corporation organized under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, 18th Floor, Las Condes, Santiago, Tax Identification Number 78.816.440-8, herein represented by Mr José Antonio Garcés Silva (senior) and Mr José Domingo Eluchans Urenda;

INVERSIONES SH SEIS LIMITADA (“SH Six”), a limited liability company organized under the laws of Chile, as legal successor of “Inversiones Freire Alfa S.A.” (“Freire Alfa”) and “Inversiones Freire Dos Alfa S.A.” (“Freire Two Alfa”), domiciled for the purposes of this agreement at Avenida El Golf 40, office 804, Las Condes, Santiago, Tax Identification Number 76.273.760-4, herein represented by Mr Gonzalo Said Handal and Mr Arturo Ricke Guzmán;

INVERSIONES CABILDO SpA (“Cabildo”), a stock company organized under the laws of Chile, as legal successor of “Inversiones Freire Beta S.A.” (“Freire Beta”) and “Inversiones Freire Dos Beta S.A.” (“Freire Two Beta”), domiciled for the purposes of this agreement at Andrés Bello 2687, 20th Floor, Las Condes, Santiago, Tax Identification Number 76.062.133-1, herein represented by Mr Salvador Saíd Somavía and Mr Rodrigo Muñoz Muñoz;

INVERSIONES LLEUQUE LIMITADA (“Lleuque”), a limited liability company, organized under the laws of Chile, as legal successor of “Inversiones Chucao Limitada” (“Chucao”), domiciled for the purposes of this agreement at Avenida El Golf 40, office 901 Las Condes, Santiago, Tax Identification Number 76.312.209-3, herein represented by Ms Madeline Hurtado Berger and Ms Pamela Hurtado Berger;

INVERSIONES NUEVA DELTA S.A. (“New Delta”), a corporation organized under the laws of Chile, as legal successor of “Inversiones Freire Delta S.A.” (“Freire Delta”), domiciled for the purposes of this agreement at Avenida El Golf 150, 18th Floor, Las Condes, Santiago, Tax Identification Number 76.309.233-K, herein represented by Mr José Antonio Garcés Silva (junior) and Mr José Antonio Garcés Silva (senior);

INVERSIONES NUEVA DELTA DOS S.A. (“New Delta Two”), a corporation organized under the laws of Chile, as legal successor of “Inversiones Freire Dos Delta S.A.” (“Freire Two Delta”), domiciled for the purposes of this agreement at Avenida El Golf 150, 18th Floor, Las Condes, Santiago, Tax Identification Number 76.309.244-5, herein represented by Mr José Antonio Garcés Silva (junior) and Mr José Antonio Garcés Silva (senior).

INVERSIONES LOS AROMOS LIMITADA (“Los Aromos”), a limited liability company organized under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, 8th Floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 79.689.020-7, herein represented by Ms Patricia Claro Marchant, Mr Eduardo Chadwick Claro and Ms Maria de la Luz Chadwick Hurtado;

INVERSIONES PLAYA AMARILLA SpA (“Playa Amarilla”), formerly LAS GAVIOTAS DOS LIMITADA (“Las Gaviotas”), a stock company organized under the laws of Chile, domiciled for the purposes of this agreement at Nueva Tajamar 781, 18th floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 76.273.887-2, herein represented by Mr Andrés Herrera Ramírez;

INVERSIONES PLAYA NEGRA SpA, formerly named INVERSIONES PLAYA NEGRA DOS LIMITADA (“Playa Negra”), a stock company organized under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, 8th Floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 76.273.973-9, herein represented by Ms Patricia Claro Marchant;

INVERSIONES EL CAMPANARIO LIMITADA, formerly named INVERSIONES EL CAMPANARIO DOS LIMITADA (“Campanario”), a limited liability company organized under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, 8th Floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 76.273.959-3, herein represented by Ms María Soledad Chadwick Claro;

INVERSIONES LAS NIÑAS DOS SpA, formerly named INVERSIONES LAS VIÑAS DOS LIMITADA (“Las Niñas”), a stock company organized under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, 8th Floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 76.273.943-7, herein represented by Mr Eduardo Chadwick Claro;

INVERSIONES DON ALFONSO LIMITADA, formerly named INVERSIONES DON ALFONSO DOS LIMITADA (“Don Alfonso”), a limited liability company organized under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, 8th Floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 76.273.918-6, herein represented by Ms María de la Luz Chadwick Hurtado; and

INVERSIONES LOS ROBLES LIMITADA, formerly named INVERSIONES LOS ROBLES DOS LIMITADA (“Los Robles”), a limited liability company organized under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, 8th Floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 76.273.886-4, herein represented by Ms María Carolina Chadwick Claro; (hereinafter Los Aromos, Playa Amarilla, Playa Negra, Campanario, Las Niñas, Don Alfonso and Los Robles will be jointly referred to as “Group Aromos”); and on the other,

THE COCA‑COLA COMPANY (“TCCC”), a corporation organized under the laws of Delaware, U.S.A., domiciled for the purposes of this agreement at One Coca-Cola Plaza, N.W., Atlanta, Georgia, U.S.A., herein represented by Mr Robert J. Jordan Jr.;

COCA‑COLA DE CHILE S.A. (“CCDC”), a corporation organized under the laws of Chile, domiciled for the purposes of this agreement at Avenida Kennedy 5757, 12th Floor, Las Condes, Santiago, Tax Identification Number 96.714.870-9, herein represented by Mr Jorge Garduño Chavero; and

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL (“SPBR”), a corporation successor of “Coca-Cola de Argentina S.A.” and organized under the laws of Argentina, domiciled for the purposes of this agreement at One Coca-Cola Plaza, N.W., Atlanta, Georgia, U.S.A., Tax Identification Number 59.053.720-9, herein represented by Ms Sylvia Lorena Chamorro Giné; and

EMBOTELLADORA ANDINA S.A. (“Andina” or the “issuer company”), a corporation organized under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 40, 4th Floor, Las Condes, Santiago, Tax Identification Number 91.144.000-8, herein represented by Mr Andrés Wainer Pollack and Mr Jaime Cohen Arancibia;

all being of legal age, agree as follows:

RECITALS

WHEREAS, by private document executed on September 5, 1996, Freire One, Freire Two, TCCC, Interamerican, SPBR (formerly Coca-Cola de Argentina S.A.), Andina and Citibank, N.A. entered into an Option Agreement and a Custody Agreement (hereinafter referred to as the “Option Agreement”). The Option Agreement has been amended on December 17, 1996, September 28, 2012, October 1, 2012, December 26, 2012, August 18, 2014 and June 20, 2016. In addition, as a result of a corporate reorganization of Los Aromos, the Shares of Andina held by Los Aromos were assigned to certain companies created under such reorganization, which on September 9, 2013 adhered to the Option Agreement. As a result of these amendments and adhesions, up to this date the parties to the Option Agreement are Freire One, Freire Two, SH Six, Cabildo, Chucao, New Delta, New Delta Two, Los Aromos, Las Gaviotas (now Playa Amarilla), Playa Negra, Campanario, Las Niñas, Don Alfonso, Los Robles, TCCC, CCDC, SPBR and Andina, and additionally, Interamerican, as the Trustee according to clause Eleventh of the Option Agreement;

WHEREAS, on June 25, 2012, an “Amended and Restated Shareholder’s Agreement was entered into (the “Amended SHA”), which was amended as of August 31, 2012, August 18, 2014 and June 20, 2016, by and among Andina, TCCC, Interamerican (which on December 26, 2012, transferred to CCDC all of the shares owned by Interamerican issued by Andina), SPBR, CCDC, Freire One (which was subject to a corporate restructuring whereby Freire Alfa, Freire Beta, Freire Gamma and Freire Delta were formed and certain shares of Andina were allocated among these companies, which on October 1, 2012 agreed to become bound by the Amended SHA), Freire Two (which was subject to a corporate restructuring whereby Freire Two Alfa, Freire Two Beta, Freire Two Gamma and Freire Two Delta were formed and certain shares of Andina were allocated among these companies, which on October 1, 2012 agreed to become bound by the Amended SHA, and later, Freire Alfa and Freire Two Alfa merged into SH Six, Freire Beta and Freire Two Beta merged into Cabildo, Freire Gamma was transformed and changed its name to Inversiones El Olivillo Limitada, Freire Two Gamma was transformed and changed its name to Inversiones Alerce Limitada and Freire Delta merged with New Delta and Freire Two Delta merged with New Delta Two, and in turn, all these new companies adhered to the Amended SHA; and later Inversiones El Olivillo Limitada and Inversiones Alerce Limitada were absorbed by Chucao and on June 20, 2016, Chucao adhered to the Amended SHA), and Los Aromos (which was subject to a corporate restructuring whereby Las Gaviotas (now Playa Amarilla), Playa Negra, Campanario, Las Niñas, Don Alfonso and Los Robles were formed, and all of the shares of Andina were allocated among these companies, which on September 9, 2013, agreed to become bound by the Amended SHA).

WHEREAS, on December 20, 2016, Chucao was dissolved due to the acquisition by Lleuque of all the equity interest thereunder, and as a result of such dissolution, Lleuque owns a total of 50,001,644 Series A Stock, which includes the same 50,001,644 Series A Stock that belonged to Chucao (all the Series A Stock previously indicated will be hereinafter referred to as the “Transferred Shares”).

WHEREAS, by private document executed on this same date, the parties hereto amended the Amended SHA with the purpose of, among others, including Lleuque as part of such agreement. In such document, Pamela Hurtado Berger and Madeline Hurtado Berger represented and warranted to be the only and exclusive beneficial owners of Lleuque.

NOW, THEREFORE, the parties hereto, intending to include and bound Lleuque as part of the Option Agreement, agree to amend the Option Agreement, as follows:

1.Representation and adherence to the Option Agreement.

Lleuque (i) represents to be the legal successor of Chucao, as a result of the dissolution of Chucao due to the acquisition by Lleuque of all the equity interest thereunder, which occurred on December 20, 2016, and to be the owner of 50,001,644 Series A Stock issued by Andina, and (ii) agrees to be bound by the terms and provisions of the Option Agreement and shall be deemed to be the successor of Chucao, and that its corresponding Transferred Shares shall remain subject to the provisions of the Option Agreement.

2.Amendments to the Option Agreement.

In consideration of what was agreed in the first clause above, the Option Agreement is amended with effects as of this date, in the following sense:

Lleuque shall be considered a Grantor (Otorgante), Owner (Propietario) or member of the Freire Group under the Option Agreement, as defined therein or in any of its amendments. Consequently, as of this date the Grantors (Otorgantes) and the Owners (Propietarios) members of the Freire Group are the following entities: (i) Freire One, (ii) Freire Two, (iii) SH Six, (iv) Cabildo, (v) New Delta, (vi) New Delta Two, and (vii) Lleuque.

3.Validity.

Any provision of the Option Agreement not expressly modified in this document remains unchanged and in full force.

4.Statement by Andina and Interamerican.

Andina, duly represented as indicated above, for all the legal applicable purposes, hereby declares that is fully aware of the provisions included in this document.

In addition, COCA-COLA INTERAMERICAN CORPORATION, a corporation organized under the laws of Delaware, U.S.A., domiciled for the purposes of this agreement at One Coca-Cola Plaza, N.W., Atlanta, Georgia, U.S.A., Tax Identification Number 59.053.710-1, herein represented by Mr Rodrigo Winter Caracas, as the Trustee under the Option Agreement, hereby declares that is fully aware of the provisions included in this document.

5.Registration.

A copy of this document will be deposited at Embotelladora Andina S.A. and will be entered in its Shareholders Register.

6.Counterparts.

This document is executed in 18 counterparts, one for each of the appearing parties, and one to be deposited at Embotelladora Andina S.A.

____/s/ José Antonio Garcés Silva___	____/s/ José Domingo Eluchans Urenda___
p.p. Inversiones Freire S.A. p.p. Inversiones Freire Dos S.A	p.p. Inversiones Freire S.A. p.p. Inversiones Freire Dos S.A.

____/s/ Gonzalo Said Handal_____	____/s/ Jaime Said Handal_______
p.p. Inversiones SH Seis Limitada	p.p. Inversiones SH Seis Limitada

_____/s/ Salvador Said Somavia_____	______/s/ Rodrigo Muñoz Muños_____
p.p. Inversiones Cabildo SpA	p.p. Inversiones Cabildo SpA

__/s/ Franco Acchiardo Olivos___	___/s/ Alberto Hurtado Fuenzalida____
p.p. Inversiones Lleuque Limitada	p.p. Inversiones Lleuque Limitada

___/s/ José Antonio Garcés Silva (Junior)__	__/s/ José Antonio Garcés Silva (Senior)_
p.p. Inversiones Nueva Delta S.A. p.p. Inversiones Nueva Delta Dos S.A.	p.p. Inversiones Nueva Delta S.A. p.p. Inversiones Nueva Delta Dos S.A.

__/s/ Magdalena Alcaíno Lamarca__	__/s/ Magdalena Alcaíno Lamarca__
p.p. Inversiones Los Aromos Limitada	p.p. Inversiones Los Aromos Limitada

__/s/ Magdalena Alcaíno Lamarca___ p.p. Inversiones Los Aromos Limitada

__/s/ Magdalena Alcaíno Lamarca__
p.p. Inversiones Playa Amarilla SpA __/s/ Magdalena Alcaíno Lamarca__ p.p. Inversiones Playa Negra SpA

__/s/ Magdalena Alcaíno Lamarca__
p.p. Inversiones El Campanario Limitada

__/s/ Magdalena Alcaíno Lamarca__
p.p. Inversiones Las Niñas Dos SpA

__/s/ Magdalena Alcaíno Lamarca__
p.p. Inversiones Don Alfonso Limitada

__/s/ Magdalena Alcaíno Lamarca__
p.p. Inversiones Los Robles Limitada

__/s/ Christopher P. Nolan__
p.p. The Coca-Cola Company

_______________________________
p.p. Coca-Cola de Chile S.A.

__/s/ Mercedes Rodriguez Canedo__
p.p. Servicios y Productos Para Bebidas Refrescantes SRL

_______________________________
p.p. Coca-Cola Interamerican Corporation

__/s/ Andres Wainer Pollak /s/ Jaime Cohen Arancibia___ p.p. Embotelladora Andina S.A.

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